EXHIBIT 10.2

FIRST AMENDMENT

TO

FOURTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC (the  “Amendment”), dated as of November 16, 2017, is entered into by and between Private National Mortgage Acceptance Company, LLC (the “Company”), PennyMac Financial Services, Inc. (the “Managing Member”), BlackRock Mortgage Ventures, LLC (“BlackRock”) and HC Partners LLC (“HC Partners”).

RECITALS

WHEREAS, the Company, the Managing Member and the other Members thereto are parties to that certain Fourth Amended and Restated Limited Liability Company Agreement of Private National Mortgage Acceptance Company, LLC, dated as of May 8, 2013 (the “Existing LLC Agreement” and, as amended by the Amendment, the “LLC Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing LLC Agreement.

WHEREAS, subject to certain conditions, Section 12.1 of the Existing LLC Agreement permits the Company and the Managing Member to amend the Existing LLC Agreement pursuant to an agreement in writing.

WHEREAS, Section 12.1 of the Existing LLC Agreement specifically requires the written consent of the Company, the Managing Member, BlackRock and HC Partners  (collectively, the “Required Parties”) to amend the terms of Section 11.2 of the Existing Exchange Agreement.

WHEREAS, the Required Parties have agreed, subject to the terms and conditions of this Amendment, that the Existing LLC Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing LLC Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Required Parties hereby agree that the Existing LLC Agreement is amended as follows:

SECTION 1.    Amendments.

(A)    Section 9.5 of the Existing LLC Agreement is hereby amended by deleting clause (c) in its entirety and replacing it with the following:

“(c)    Reserved.”

(B)    Section 11.1 of the Existing LLC Agreement is hereby amended by deleting the last sentence of clause (b) in its entirety and replacing it with the following:

“Notwithstanding the foregoing, no Employee Member shall be entitled to review any of the Company’s books and records except as approved by the Managing Member, and no Employee Member or Management Member shall be entitled to review any of the Company’s books and records at any time after such Employee Member or Management Member, as applicable, ceases to be employed by, or otherwise engaged to provide services to, the Company or the Subsidiaries for any reason (including because of death or disability).”

(C)    Section 11.2 of the Existing LLC Agreement is hereby amended by deleting the penultimate sentence in its entirety and replacing it with the following:

“The Company shall provide each Management Member with all such additional information as it may reasonably request in order to evaluate the Budget; provided,  however, that no Management Member shall be entitled to any such additional information at any time after such Management Member ceases to be employed by, or otherwise engaged to provide services to, the Company or the Subsidiaries for any reason (including because of death or disability).”

SECTION 2.    Conditions Precedent.  This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

2.1    Delivered Documents.  On the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:

(a)    this Amendment, executed and delivered by duly authorized officers of each of the Required Parties; and

(b)    such other documents as such party or counsel to such party may reasonably request.

SECTION 3.    Representations and Warranties.  Each party represents that it is in compliance in all material respects with all the terms and provisions set forth in the Existing LLC Agreement on its part to be observed or performed.

SECTION 4.    Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing LLC Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5.    GOVERNING LAW.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.    Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 7.    Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing LLC Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

PRIVATE NATIONAL MORTGAGE
ACCEPTANCE COMPANY, LLC

By:	/s/ Andrew S. Chang
Name: Andrew S. Chang
Title: Senior Managing Director and
Chief Financial Officer

PENNYMAC FINANCIAL SERVICES,
INC.

By:	/s/ David A. Spector
Name: David A. Spector
Title: President and Chief Executive
Officer

BLACKROCK MORTGAGE VENTURES,
LLC

By:	/s/ Daniel Waltcher
Name: Daniel Waltcher
Title: Managing Director

HC PARTNERS LLC

By:	/s/ Jennifer Stier
Name: Jennifer Stier
Title: Manager

Signature Page to First Amendment to

Fourth Amended and Restated Limited Liability Company Agreement